EXHIBIT 11.0
                       COMPUTATION OF PER SHARE EARNINGS


                                                           Three Months Ended
                                                              September 30,
                                                          ---------------------
                                                            1998         1997
                                                          --------     --------
                                                 (In thousands, except per share data)
Net income............................................      $  44        $  70
Average shares outstanding............................        397          410
                                                            -----        -----
Per share amount......................................       0.11         0.17
                                                            =====        =====

Net income............................................         44           70
Average shares outstanding............................        397          410
Net effect of dilutive stock options based on the              --           --
   treasury stock method using the average
   market price or quarter end price,
   whichever is greater...............................
      Total shares outstanding........................        397          410
                                                            -----        -----
Per share amount......................................      $0.11        $0.17
                                                            =====        =====

                                 EXHIBIT 11.0
                       COMPUTATION OF PER SHARE EARNINGS


                                                            Nine Months Ended
                                                              September 30,
                                                          ---------------------
                                                            1998         1997
                                                          --------     --------
                                                 (In thousands, except per share data)

Net income............................................      $ 162        $ 206
Average shares outstanding............................        397          410
                                                            -----        -----
Per share amount......................................       0.41         0.49
                                                            =====        =====

Net income............................................        162          206
Average shares outstanding............................        397          410
Net effect of dilutive stock options based on the
   treasury stock method using the average
   market price or quarter end price,
   whichever is greater...............................         --           --
                                                            -----        -----
      Total shares outstanding........................        397          410
                                                            -----        -----
Per share amount......................................      $0.41        $0.49
                                                            =====        =====


                                       20